Exhibit 99.1

Arrow Electronics Reports Record Quarterly and Annual Earnings Per Share

-- FOURTH QUARTER NON-GAAP EARNINGS PER SHARE OF $1.29 --

-- FOURTH QUARTER CASH FLOW FROM OPERATIONS IN EXCESS OF $460 MILLION --

MELVILLE, N.Y.--(BUSINESS WIRE)--February 2, 2011--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2010 net income of $157.9 million ($1.37 and $1.34 per share on a basic and diluted basis, respectively) on sales of $5.24 billion, compared with net income of $63.1 million ($.53 and $.52 per share on a basic and diluted basis, respectively) on sales of $4.20 billion in the fourth quarter of 2009. Cash flow from operations for the quarter ended December 31, 2010 was $462 million.

Arrow’s net income for 2010 was $479.6 million ($4.06 and $4.01 per share on a basic and diluted basis, respectively) on sales of $18.74 billion, compared with net income of $123.5 million ($1.03 per share on both a basic and diluted basis) on sales of $14.68 billion in 2009. Cash flow from operations for the year ended December 31, 2010 was $221 million.

The company's results for 2010 and 2009 include a number of items that impact their comparability. A complete reconciliation of these items is provided under the heading “Certain Non-GAAP Financial Information.” Excluding those items, on a non-GAAP basis, net income for the quarter ended December 31, 2010, would have been $151.6 million ($1.31 and $1.29 per share on a basic and diluted basis, respectively) and net income for the quarter ended December 31, 2009, would have been $77.5 million ($.65 and $.64 per share on a basic and diluted basis, respectively). For 2010, net income would have been $493.5 million ($4.18 and $4.13 per share on a basic and diluted basis, respectively) and $202.5 million ($1.69 and $1.68 per share on a basic and diluted basis, respectively) for 2009.

“We finished 2010 with a very strong close, reporting record revenue and earnings per share and extremely strong cash flow generation in a period of substantial growth,” said Michael J. Long, chairman, president, and chief executive officer. “Our organic strategy is simple – gain profitable market share, optimize gross profit and increase operational efficiency; and our M&A strategy is to expand our services portfolio and increase our addressable market. We have been successful in all of these areas throughout 2010, which has resulted in enhanced shareholder value.”

“Our results clearly demonstrate that we emerged from the downturn as an even stronger company,” said Paul J. Reilly, executive vice president, finance and operations and chief financial officer. “Going forward, we expect to continue to deliver strong results as we gain share in the markets we serve, create opportunities for Arrow in new markets, and execute on our sales excellence strategy.”

Global components fourth quarter sales of $3.34 billion increased 29 percent year over year. “In global components, our teams in every region continue to maximize our global reach and leverage our unmatched technology line card, while continually improving go-to-market efficiency. Over the last 12 months, we saw exceptionally strong sales growth in all regions. During this time, we also experienced noteworthy expansion in key vertical markets and again demonstrated good improvements in our working capital management,” Mr. Long said.

Global enterprise computing solutions (“ECS”) fourth quarter sales of $1.89 billion increased 18 percent year over year. “In the face of challenging market conditions at the beginning of the year, the ECS team delivered strong performance in 2010 and had an exceptional fourth quarter. There is no question that growth has returned to this business and we are well positioned heading into 2011. By gaining market share, expanding our line card, and acquiring strategic businesses, ECS is transforming its business model into one with a more dynamic and diversified customer and supplier base,” Mr. Long said.

The company's results for 2010 and 2009 include the items outlined below that impact their comparability:

  restructuring, integration, and other charges of $6.1 million ($5.5 million net of related taxes or $.05 per share on both a basic and diluted basis) in the fourth quarter of 2010 and $24.7 million ($14.5 million net of related taxes or $.12 per share on a both basic and diluted basis) in the fourth quarter of 2009;
  restructuring, integration, and other charges of $33.5 million ($24.6 million net of related taxes or $.21 per share on both a basic and diluted basis) in 2010 and $105.5 million ($75.7 million net of related taxes or $.63 per share on a both basic and diluted basis) in 2009;
  a net reduction of the provision for income taxes of $9.4 million ($.08 per share on a basic and diluted basis, respectively) and a reduction in interest expense of $3.8 million ($2.3 million net of related taxes or $.02 per share on both a basic and diluted basis) in the fourth quarter and full year 2010 primarily related to the settlement of certain income tax matters covering multiple years; and
  a loss on prepayment of debt of $1.6 million ($1.0 million net of related taxes or $.01 per share on both a basic and diluted basis) in 2010 and $5.3 million ($3.2 million net of related taxes or $.03 per share on both a basic and diluted basis) in 2009.

GUIDANCE

“Looking ahead, we believe that total first quarter sales will be between $4.75 and $5.15 billion, with global components sales between $3.55 and $3.75 billion and global enterprise computing solutions sales between $1.2 and $1.4 billion. Earnings per share, on a diluted basis, excluding any charges, are expected to be in the range of $1.06 to $1.16,” said Mr. Reilly. The company’s first quarter guidance does not include the pending acquisition of the RF, Wireless & Power Division of Richardson Electronics, Ltd.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for over 1,200 suppliers and 115,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 340 locations in 52 countries.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders and net income per basic and diluted share, each as adjusted for certain charges, credits and losses that the company believes impact the comparability of its results of operations. These charges, credits and losses arise out of the company’s efficiency enhancement initiatives, acquisitions, prepayment of debt, and certain legal and tax matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. EARNINGS RECONCILIATION (In thousands except per share data)

	Quarter Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(Unaudited)

Operating income, as reported	$231,795	$115,296	$750,775	$272,787
Restructuring, integration, and other charges	6,070	24,661	33,494	105,514
Operating income, as adjusted	$237,865	$139,957	$784,269	$378,301

Net income attributable to shareholders, as reported	$157,889	$63,093	$479,630	$123,512
Restructuring, integration, and other charges	5,459	14,452	24,605	75,720
Loss on prepayment of debt	-	-	964	3,228
Impact of settlement of tax matters
Income tax	(9,404)	-	(9,404)	-
Interest (net of taxes)	(2,312)	-	(2,312)	-
Net income attributable to shareholders, as adjusted	$151,632	$77,545	$493,483	$202,460

Net income per basic share, as reported	$1.37	$.53	$4.06	$1.03
Restructuring, integration, and other charges	.05	.12	.21	.63
Loss on prepayment of debt	-	-	.01	.03
Impact of settlement of tax matters
Income tax	(.08)	-	(.08)	-
Interest (net of taxes)	(.02)	-	(.02)	-
Net income per basic share, as adjusted	$1.31	$.65	$4.18	$1.69

Net income per diluted share, as reported	$1.34	$.52	$4.01	$1.03
Restructuring, integration, and other charges	.05	.12	.21	.63
Loss on prepayment of debt	-	-	.01	.03
Impact of settlement of tax matters
Income tax	(.08)	-	(.08)	-
Interest (net of taxes)	(.02)	-	(.02)	-
Net income per diluted share, as adjusted	$1.29	$.64	$4.13	$1.68

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Quarter Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(Unaudited)

Sales	$5,238,162	$4,202,985	$18,744,676	$14,684,101
Costs and expenses:
Cost of sales	4,554,758	3,706,342	16,326,069	12,933,207
Selling, general and administrative expenses	423,634	339,921	1,556,986	1,305,566
Depreciation and amortization	21,905	16,765	77,352	67,027
Restructuring, integration, and other charges	6,070	24,661	33,494	105,514
	5,006,367	4,087,689	17,993,901	14,411,314
Operating income	231,795	115,296	750,775	272,787
Equity in earnings of affiliated companies	1,803	1,498	6,369	4,731
Loss on prepayment of debt	-	-	1,570	5,312
Interest and other financing expense, net	19,209	25,135	76,571	83,285
Income before income taxes	214,389	91,659	679,003	188,921
Provision for income taxes	56,500	28,548	199,378	65,416
Consolidated net income	157,889	63,111	479,625	123,505
Noncontrolling interests	-	18	(5)	(7)
Net income attributable to shareholders	$157,889	$63,093	$479,630	$123,512
Net income per share:
Basic	$1.37	$.53	$4.06	$1.03
Diluted	$1.34	$.52	$4.01	$1.03
Average number of shares outstanding:
Basic	115,530	119,968	117,997	119,800
Diluted	117,542	121,369	119,577	120,489

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$926,321	$1,137,007
Accounts receivable, net	4,102,870	3,136,141
Inventories	1,908,953	1,397,668
Other current assets	147,690	168,812
Total current assets	7,085,834	5,839,628
Property, plant and equipment, at cost:
Land	24,213	23,584
Buildings and improvements	136,732	137,539
Machinery and equipment	863,773	779,105
	1,024,718	940,228
Less: Accumulated depreciation and amortization	(519,178)	(479,522)
Property, plant and equipment, net	505,540	460,706
Investments in affiliated companies	59,455	53,010
Cost in excess of net assets of companies acquired	1,336,351	926,296
Other assets	613,358	482,726
Total assets	$9,600,538	$7,762,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,644,988	$2,763,237
Accrued expenses	637,045	445,914
Short-term borrowings, including current portion of long-term debt	61,210	123,095
Total current liabilities	4,343,243	3,332,246

Long-term debt	1,761,203	1,276,138
Other liabilities	244,897	236,685

Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2010 and 2009
Issued – 125,337 and 125,287 shares in 2010 and 2009, respectively	125,337	125,287
Capital in excess of par value	1,063,461	1,056,704
Treasury stock (10,690 and 5,459 shares in 2010 and 2009, respectively), at cost	(318,494)	(179,152)
Retained earnings	2,174,147	1,694,517
Foreign currency translation adjustment	207,914	229,019
Other	(1,170)	(9,415)
Total shareholders' equity	3,251,195	2,916,960
Noncontrolling interests	-	337
Total equity	3,251,195	2,917,297
Total liabilities and equity	$9,600,538	$7,762,366

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended December 31,
	2010	2009
	(Unaudited)

Cash flows from operating activities:
Consolidated net income	$157,889	$63,111
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	21,905	16,765
Amortization of stock-based compensation	9,621	13,798
Amortization of deferred financing costs and discount on notes	652	632
Equity in earnings of affiliated companies	(1,803)	(1,498)
Deferred income taxes	(11,894)	(2,620)
Restructuring, integration, and other charges	5,459	14,452
Non-cash impact of tax matters	(11,716)	-
Excess tax benefits from stock-based compensation arrangements	(182)	(10)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(454,275)	(411,488)
Inventories	98,294	(44,472)
Accounts payable	555,345	462,122
Accrued expenses	(575)	65,940
Other assets and liabilities	93,321	23,804
Net cash provided by operating activities	462,041	200,536

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(127,086)	(170,064)
Acquisition of property, plant and equipment	(28,881)	(22,494)
Net cash used for investing activities	(155,967)	(192,558)

Cash flows from financing activities:
Change in short-term and other borrowings	10,677	(16,135)
Repayments of long-term bank borrowings, net	(360,400)	-
Net proceeds from note offering	494,325	-
Proceeds from exercise of stock options	4,861	1,165
Excess tax benefits from stock-based compensation arrangements	182	10
Repurchases of common stock	(42,384)	(155)
Net cash provided by (used for) financing activities	107,261	(15,115)

Effect of exchange rate changes on cash	3,262	(6,626)
Net increase (decrease) in cash and cash equivalents	416,597	(13,763)
Cash and cash equivalents at beginning of period	509,724	1,150,770
Cash and cash equivalents at end of period	$926,321	$1,137,007

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Years Ended December 31,
	2010	2009

Cash flows from operating activities:
Consolidated net income	$479,625	$123,505
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	77,352	67,027
Amortization of stock-based compensation	34,613	33,017
Amortization of deferred financing costs and discount on notes	2,338	2,313
Equity in earnings of affiliated companies	(6,369)	(4,731)
Deferred income taxes	17,133	19,313
Restructuring, integration, and other charges	24,605	75,720
Non-cash impact of tax matters	(11,716)	-
Loss on prepayment of debt	964	3,228
Excess tax benefits from stock-based compensation arrangements	(1,922)	1,731
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(805,637)	2,302
Inventories	(497,294)	286,626
Accounts payable	799,142	304,295
Accrued expenses	88,675	(92,587)
Other assets and liabilities	19,263	28,096
Net cash provided by operating activities	220,772	849,855

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(587,087)	(170,064)
Acquisition of property, plant and equipment	(112,254)	(121,516)
Proceeds from sale of properties	16,971	1,153
Other	-	(272)
Net cash used for investing activities	(682,370)	(290,699)

Cash flows from financing activities:
Change in short-term and other borrowings	9,775	(48,144)
Repurchase/repayment of senior notes	(69,545)	(135,658)
Net proceeds from note offering	494,325	297,430
Proceeds from exercise of stock options	8,057	4,234
Excess tax benefits from stock-based compensation arrangements	1,922	(1,731)
Repurchases of common stock	(173,650)	(2,478)
Net cash provided by financing activities	270,884	113,653

Effect of exchange rate changes on cash	(19,972)	12,926
Net increase (decrease) in cash and cash equivalents	(210,686)	685,735
Cash and cash equivalents at beginning of year	1,137,007	451,272
Cash and cash equivalents at end of year	$926,321	$1,137,007

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands)

	Quarter Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(Unaudited)

Sales:
Global components	$3,343,711	$2,593,384	$13,168,381	$9,751,305
Global ECS	1,894,451	1,609,601	5,576,295	4,932,796
Consolidated	$5,238,162	$4,202,985	$18,744,676	$14,684,101

Operating income (loss):
Global components	$181,928	$103,268	$715,333	$318,866
Global ECS	89,074	68,902	191,489	167,748
Corporate (a)	(39,207)	(56,874)	(156,047)	(213,827)
Consolidated	$231,795	$115,296	$750,775	$272,787

(a)	Includes restructuring, integration, and other charges of $6.1 million and $33.5 million for the quarter and year ended December 31, 2010 and $24.7 million and $105.5 million for the quarter and year ended December 31, 2009, respectively.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton, 631-847-5680
Vice President & Treasurer
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media:
John Hourigan, 303-824-4586
Director, Corporate Communications